Exhibit 4.2


                    [FORM OF FACE OF EXCHANGE SECURITY]

                     METTLER-TOLEDO INTERNATIONAL INC.

                        4.85% SENIOR NOTES DUE 2010

No. __                                Principal Amount $______________,
                                             (subject to adjustment as
                                             reflected in the Schedule of
                                             Increases and Decreases in Global
                                             Security attached hereto)

                                                           CUSIP NO. _________

                                                                 ISIN NO.
                                      __________

     Mettler-Toledo International Inc., a Delaware corporation, for value received, promises to pay to _______________, or registered assigns, the principal sum of _____________ Dollars on November 15, 2010.

     Interest Payment Dates: May 15 and November 15 of each year, commencing on [May 15, 2004] [first interest payment date relating to any Additional Securities]. Record Dates: May 1 and November 1 of each year.

     Additional provisions of this Security are set forth on the other side of this Security.

                                    METTLER-TOLEDO INTERNATIONAL INC.


                                    By
                                      -----------------------------------

                                       Name:
                                       Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.

JPMorgan Chase Bank,


By
  -----------------------------
  Authorized Officer

Dated:________ ___, 20___

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                [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                        4.85% Senior Notes due 2010



1.    Interest

     Mettler-Toledo International Inc., a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

     The Company will pay interest semiannually on May 15 and November 15 of each year (each such date, an "Interest Payment Date"), commencing on [May 15, 2004] [first interest payment date relating to any Additional Securities]. Interest on the Securities will accrue from [November 12, 2003] [date of issuance of any Additional Securities], or from the most recent date to which interest has been paid on the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                                i.    Method of Payment

     By no later than 11:00 a.m. (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.

                                ii.   Paying Agent and Registrar

     Initially, JPMorgan Chase Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Securityholder. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent.

                                iii.  Indenture

     The Company issued the Securities under an Indenture dated as of November 12, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Trust Indenture Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

     The Securities are senior obligations of the Company. The Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities issued on the Issue Date, any Additional Securities issued in accordance with Section 2.15 of the Indenture and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities, any Additional Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its subsidiaries to create liens, enter into sale and lease-back transactions and enter into mergers and consolidations.

                                iv.   Optional Redemption

     The Securities are redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the Remaining Scheduled Payments of Principal, obtained by discounting the Remaining Scheduled Payments to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus accrued interest thereon to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date for the Securities, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date for the Securities, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (b) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates which are primary United States government securities dealers, and their respective successors, and three other firms which are primary U.S. government securities dealers that the Company selects; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York, the Company shall substitute therefor another such primary U.S. government securities dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such redemption date.

     "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the Principal thereof and interest thereon that would be due after the related redemption date but for such redemption, exclusive of interest accrued to the date of redemption;

     Except as set forth above, the Securities will not be redeemable by the Company prior to maturity

     The Securities will not be entitled to the benefit of any sinking fund.

                                v.    Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before 11:00 a.m. (New York City time) on the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

                                vi.   Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection.

                                vii.  Persons Deemed Owners

     The registered holder of this Security may be treated as the owner of it for all purposes.

                                viii. Unclaimed Money

     If money for the payment of Principal or interest remains unclaimed for two years after the date of payment of Principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

     Anything in this Section 9 to the contrary notwithstanding, in the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee.

                                ix.   Defeasance

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Securities to redemption or maturity, as the case may be.

                                x.    Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. However, the Indenture requires the consent of each Securityholder that would be affected for certain specified amendments or modifications of the Indenture and the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to add any additional Events of Default, or to add additional covenants of or surrender rights and powers conferred on the Company, or to add or appoint a successor or separate trustee or other agent, or to comply with any requirements in connection with qualifying the Indenture under the Trust Indenture Act, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to change any other provision if the change does not adversely affect the interests of any Securityholder.

                                xi.   Defaults and Remedies

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) certain accelerations of other indebtedness of the Company or any Restricted Subsidiary if the amount accelerated exceeds $25,000,000, subject to notice and lapse of time; provided, however, that if any such default or acceleration shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured; (v) a failure to pay, bond or otherwise discharge, within 60 days, any final non-appealable judgment, decree or order of any court or regulatory or administrative agency for the payment of money in excess of $25,000,000 and (vi) certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it in good faith determines that withholding notice is not opposed to their interest.

                                xii.  Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

                                xiii. No Recourse Against Others

     A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company or under the Securities, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                                xiv.  Authentication

     This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

                                xv.   Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors
Act).

                                xvi.  [CUSIP and ISIN Numbers

     The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.] [For Securities to be issued with CUSIP or ISIN numbers.]

                                xvii. Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



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                              ASSIGNMENT FORM

            To assign this Security, fill in the form below:

            I or we assign and transfer this Security to

                   (Print or type assignee's name, address and zip code)

                       (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                agent to transfer this Security on
the books of the Company.  The agent may substitute another to act for him.


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Date:                        Your Signature:
       --------------------                   ----------------------
Signature Guarantee:
                      ------------------------------
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)




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Sign exactly as your name appears on the other side of this Security.



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